Deloitte & Touche LLP

695 Town Center Drive,

Suite 1000

Costa Mesa, CA 92626

USA

Tel: +1 714 436 7100

Fax: +1 714 436 7200

www.deloitte.com

October 31, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 8 of Intermediate Bond Fund of America’s Form N-CSR dated October 31, 2025, and have the following comments:

1.We agree with the statements concerning our Firm made in the ﬁrst two paragraphs.

2.We have no basis on which to agree or disagree with the statements made in the third paragraph.

Yours truly,